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                                                                    Exhibit 12.2

                      CAPSTAR BROADCASTING PARTNERS, INC.

               PRO FORMA DEFICIENCY OF EARNINGS TO FIXED CHARGES


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
                                                                    YEAR ENDED DECEMBER 31, 1996
                                                          -----------------------------------------------
                                                           PRO FORMA          PRO FORMA
                                                           COMPLETED           FOR THE
                                                          TRANSACTIONS        OFFERING          PRO FORMA
                                                          ------------        --------          ---------
                                                                       (DOLLARS IN THOUSANDS)

FIXED CHARGES:
  Interest expense  . . . . . . . . . . . . . . .         $  53,302         $  42,502         $   53,130
  Implicit interest in rent . . . . . . . . . . .               684               684                833
  Preferred stock dividends and accretion . . . .                --                --                 --
  Amortization of deferred financing costs  . . .                --                --                 --
                                                          ---------         ---------         ----------
     Total Fixed Charges  . . . . . . . . . . . .            53,986            43,186             53,963

Loss before provision for income taxes  . . . . .           (20,849)          (10,049)           (18,583)
Preferred stock dividends and accretion . . . . .               --                --                 --
Fixed charges . . . . . . . . . . . . . . . . . .            53,986            43,186             53,963
                                                          ---------         ---------         ----------
  EARNINGS, AS DEFINED. . . . . . . . . . . . . .            33,137            33,137             35,380

Deficiency of earnings to fixed charges . . . . .         $  20,849         $  10,049         $   18,583
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